Exhibit 99.1

BioLargo to Report Record Revenues in Fourth Quarter of 2020

Westminster, CA – December 21, 2020 – BioLargo, Inc. (OTCQB:BLGO), a developer of sustainable technologies and a full-service environmental engineering company, today announced that its current fourth quarter revenues of approximately $750,000 will result in new quarterly and annual records for the company.

In addition to setting revenue records, BioLargo also significantly reduced its debt obligations during the year. At December 31, 2019, its balance sheet showed approximately $4.6 million in notes payable and lines of credit, not including solely owed obligations of its partially owned subsidiary Clyra Medical. During this calendar year, BioLargo reduced the $4.6 million owed by over $2.8 million to approximately $1.7 million. Of that amount, $357,000 are SBA Paycheck Protection Act loans (which management expects will be forgiven in accordance with SBA’s terms), $200,000 will be converted to equity at maturity, and the remaining approximately $1.1 million may be converted by the investors and if not, will mature in August 2021.

BioLargo CEO Dennis P. Calvert commented, “I am proud of our team’s accomplishments in 2020, and am optimistic that we can continue the momentum next year and further improve our financial condition with successful execution of projects and contracts already in hand, as well as new product launches. Of course, multiple factors may affect the timing and amount of our sales, including uncertainties and unusual challenges related to the pandemic, and the obvious challenges inherent in introducing new technologies to the market.”

In a presentation recorded at the LD Micro virtual investor conference on December 14, 2020, Mr. Calvert explained that the company needs to reach approximately $1.25 million in quarterly revenues to get to cash-flow positive for operations supported by BioLargo (which excludes Clyra, which is independently financed). In the video, available below, he also explained the drivers behind the record revenues and detailed the company’s plans to launch its long-anticipated water treatment technologies, the BioLargo AOS and BioLargo AEC, in 2021.

Watch the video here: https://www.biolargo.com/ld-micro-conference-video

See caution regarding forward looking statements, below.

About BioLargo, Inc.

BioLargo, Inc. is an innovator of technology-based products and environmental engineering solutions provider driven by a mission to “make life better”. We feature unique disruptive solutions to deliver clean air, clean water and a clean, safe environment (www.biolargo.com). Our engineering division features experienced professional engineers dedicated to integrity, reliability, and environmental stewardship (www.biolargoengineering.com). Our industrial odor control division, ONM Environmental, Inc. (www.onmenvironmental.com) features CupriDyne Clean Industrial Odor Eliminator (www.cupridyne.com), which eliminates the odor-causing compounds and VOCs rather than masking them, and is now winning over leading companies in the solid waste handling and wastewater industries and other industries that contend with malodors and VOCs. Our subsidiary BioLargo Water (www.biolargowater.ca) develops the Advanced Oxidation System "AOS," a disruptive industrial water treatment technology designed to eliminate waterborne pathogens and recalcitrant contaminants with better energy-efficiency and lower operational costs than incumbent technologies. We are a minority stockholder of and technology licensor to our subsidiary Clyra Medical which features its breakthrough product Clyraguard (www.clyramedical.com/clyraguard), an FDA Registered, hospital grade disinfectant for personal protective equipment including facemasks, proven 99.999% effective and safe for skin, as well as its other products offering gentle solutions for chronic infected wounds to promote infection control and regenerative tissue therapy.

Contact Information

Dennis P. Calvert

President and CEO, BioLargo, Inc.

888-400-2863

Safe Harbor Act – caution regarding forward looking statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about BioLargo’s (the “Company”) expectations regarding the impact of the COVID-19 pandemic; anticipated revenue; and plans for future operations. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include without limitation: the effect of the COVID-19 pandemic on the Company’s business, results of operations, financial condition, and stock price; the effect of regional economic conditions on the Company’s business, including effects on purchasing decisions by consumers and businesses; the ability of the Company to compete in markets that are highly competitive and subject to rapid technological change; the ability of the Company to manage frequent introductions and transitions of products and services, including delivering to the marketplace, and stimulating customer demand for, new products, services, and technological innovations on a timely basis; the dependency of the Company on the performance of distributors of the Company’s products. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.